UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2006

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On November 29, 2006, Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership through which Mack-Cali Realty Corporation (the “General Partner”) conducts its real estate activities, entered into a Term Loan Agreement (the “Term Loan Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent for the lenders party thereto.  The Term Loan Agreement, which was guaranteed by the General Partner, provided for loans of up to $350 million to the Operating Partnership at an interest rate equal to either (i) the higher of JPMorgan’s prime rate or the Federal Funds rate plus 50 basis points plus an applicable margin (the “Applicable Margin”) of between 50 and 112.5 basis points (the “Alternate Base Rate”), or (ii) the LIBOR Rate plus the Applicable Margin.  The Applicable Margin is subject to adjustment, on a sliding scale, based upon the Operating Partnership’s unsecured debt ratings. The Term Loan Agreement was scheduled to mature on May 29, 2007, with an extension option to November 29, 2007, which would have required a payment of 5 basis points of the then borrowing capacity of the Term Loan Agreement upon exercise.  The Term Loan Agreement was terminated and all amounts borrowed were repaid on December 4, 2006.

Item 1.02            Termination of a Material Definitive Agreement.

See Item 1.01 of this Form 8-K.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: December 5, 2006	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: December 5, 2006	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary